UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	March 31, 2017

Tellurian Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-5507	06-0842255
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 Louisiana Street, Suite 3100, Houston, TX		77002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(832) 962-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On March 31, 2017, Tellurian Inc. (the “Company”) amended its Code of Business Conduct and Ethics (the “Code of Conduct”). The changes to the Code of Conduct primarily reflect changes in the nature and scope of the Company’s operations since the completion of the previously disclosed merger between the Company, Tellurian Investments Inc., and River Merger Sub, Inc., including, among other things, updates to portions of the Code of Conduct relating to compliance with laws, rules and regulations and compliance procedures. A copy of the Code of Conduct is posted on the Company’s website, www.tellurianinc.com.

The foregoing summary is qualified in its entirety by the full text of the Code of Conduct, which is filed as Exhibit 14.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01	Other Events.

On March 20, 2017, Charif Souki, Brooke Peterson, and the Souki Family 2016 Trust (the “Trust”) filed an amendment to the Schedule 13D (the “13D/A”) filed by Mr. Souki on February 21, 2017. According to the 13D/A, Mr. Souki has shared dispositive power over 26,000,000 shares of common stock owned by the Trust. As a result, Mr. Souki is deemed to be a beneficial owner of those shares under applicable Securities and Exchange Commission rules. According to the 13D/A, his total beneficial ownership as of March 20, 2017, including the shares held by the Trust, was 54,875,167 shares, which represents 27.48% of the total shares of common stock outstanding.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

See exhibit index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELLURIAN INC.

By:	/s/ Antoine J. Lafargue
Antoine J. Lafargue Chief Financial Officer

Date: March 31, 2017

EXHIBIT INDEX

Exhibit No.	Description
14.1	Code of Business Conduct and Ethics